Exhibit 10.6

VOTING AGREEMENT AND IRREVOCABLE PROXY

This Voting Agreement and Irrevocable Proxy (the “Voting Agreement”), dated as of December 31, 2006 but effective (the “Effective Date”) upon consummation of the Merger (as defined below), is executed by and among Green Bancorp, Inc., a Texas corporation (the “Company”). David C. Shindeldecker (the “Shareholder Representative”) and the other persons who are signatories (or deemed signatories) hereto (referred to herein individually as a “Shareholder” and collectively as the “Shareholders”).

WHEREAS, each Shareholder is currently the owner of shares of common stock, par value $1.50 per share (“Bank Stock”), of Redstone Bank, National Association (the “Bank”).

WHEREAS, the Company and the Bank are parties to that certain Agreement and Plan of Reorganization, dated June 28, 2006, as amended (the “Merger Agreement”), pursuant to which the Bank will be merged (the “Merger”) with and into a wholly owned subsidiary of the Company and all of the holders of Bank Stock will receive the consideration therefor specified in the Merger Agreement.

WHEREAS, each of the Shareholders will, after the consummation of the transactions contemplated by the Merger Agreement, own, beneficially and of record, shares of the common stock of the Company (“Company Stock”).

WHEREAS, pursuant to the terms of the Merger Agreement each of the Shareholders, as a condition to receiving the Company Stock, is deemed to have become a party to this Voting Agreement whether or not such Shareholder executes and delivers a signature page hereto.

WHEREAS, the Company, the Shareholder Representative and the Shareholders wish to enter into this Voting Agreement to secure, following the consummation of the transactions contemplated by the Merger Agreement, continuity and stability of policy and management of the Company, and to these ends, to unite the voting power of the Company Stock subject to this Voting Agreement.

NOW, THEREFORE, in consideration of the benefits that the parties hereto expect to derive from this Voting Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Appointment of Shareholder Representative. The “Shareholder Representative” shall be David C. Shindeldecker; or, if David C. Shindeldecker shall be unable or unwilling to serve as such, Steven D. Lerner; or, if neither is able or willing to serve as such, such person as is selected by the vote of a majority in interest of the Shareholders at a meeting of the same called by the Company in the same manner as a special meeting of the shareholders of the Company would be called pursuant to the terms of the organizational documents of the Company and the Texas Business Corporation Act.

2.             Voting of Shares. Each Shareholder hereby agrees to vote any shares of Company Stock (including, without limitation, any shares of Company Stock hereafter acquired), owned by the Shareholder as of the record date of any regular or special meeting of the shareholders of the Company, and to direct the vote of all shares of Company Stock that the Shareholder owns beneficially and has the power and authority to direct the voting thereof as of the record date of any regular or special meeting of the shareholders of the Company (collectively, the “Shares”), in the manner provided in this Section 2. Each Shareholder agrees to vote (or cause to be voted) the Shares in favor of the election of those nominees for directors of the Company that are specified by the Shareholder Representative and as otherwise directed by the Shareholder Representative with respect to any other matter submitted to the shareholders of the Company, and to execute (or cause to be executed) with respect to all Shares any written consent of the shareholders of the Company in lieu of any regular or special meeting of the shareholders of the Company in the manner determined by the Shareholder Representative; provided, that if the Shareholder Representative does not provide any such direction, each Shareholder may vote such Shareholder’s Shares in his or her sole discretion.

3.             Grant of Irrevocable Proxy. In order to better effect the provisions of Section 2, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints the Shareholder Representative (in such capacity, the “Proxy Holder”), individually and with full power of substitution, such Shareholder’s true and lawful proxy and attorney-in-fact to vote at any regular or special meeting of shareholders of the Company in the manner provided herein, and to execute any written consents in lieu of any such meetings. Each Shareholder hereby agrees to execute and deliver any instruments or other agreements necessary to effectuate the intent of the previous sentence. This proxy and power of attorney shall be limited strictly to the power to vote the Shares (or execute written consents with respect to the Shares) in the manner set forth in this Voting Agreement and shall not extend to any other matters. The irrevocable proxy granted pursuant hereto shall continue in effect until the termination of this Voting Agreement. Each Shareholder hereby acknowledges that the Company is relying on this Voting Agreement in authorizing the issuance of the Company Stock to such Shareholder and that the proxy granted hereby is coupled with an interest and is irrevocable to the maximum extent permitted by applicable law. The vote of the Proxy Holder shall control in any conflict between the Proxy Holder’s vote of the Shares and a vote by the Shareholder of the Shares, and the Company agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholder in the event the Shareholder does not vote in the manner provided herein on any matters as to which the Shareholder is entitled to vote. The Company further agrees to recognize and accept any written consent executed by the Proxy Holder on behalf of a Shareholder, notwithstanding any contrary direction or instruction from the Shareholder.

4.             Choice of Law. THIS VOTING AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PRINCIPLE OR RULE.

5.             Binding Effect; Assignability. The terms and provisions of this Voting Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. No Shareholder may transfer any Shares to any other person or entity (and the Company will not recognize any such transfer) unless such person or entity shall, simultaneously with such transfer, by written supplement to this Voting Agreement become a party to this Voting Agreement.

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6.            Term. This Voting Agreement shall terminate upon the earlier to occur of: (1) the Company permanently ceasing to do business; (2) upon the written agreement of the Company and the Shareholder Representative; or (3) on the date that is the twenty-fifth (25th) anniversary of the Effective Date.

7.            Specific Performance. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the Shareholder Representative and that a failure of performance will result in irreparable harm to the Shareholder Representative and will not be compensable by money damages. The parties therefore agree that this Voting Agreement, including the proxy, shall be specifically enforceable and that specific enforcement and injunctive relief shall be a remedy properly available to the Shareholder Representative for any breach of any agreement, covenant or representation of any Shareholder hereunder.

8.            Further Assurance. Each Shareholder will, upon request, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Shareholder Representative to be necessary or desirable to carry out the provisions of this Voting Agreement.

9.            Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Voting Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Voting Agreement shall remain in force; provided, that the purpose of the Voting Agreement can be effected. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Voting Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

10.          Counterparts. This Voting Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date above written but effective as of the Effective Date.

“COMPANY”

GREEN BANCORP, INC.

By:	/s/ Manuel J. Mehos
Name:	Manuel J. Mehos
Title:	Chairman and Chief Executive Officer

“SHAREHOLDER REPRESENTATIVE”

/s/ David C. Shindeldecker
David C. Shindeldecker

[Signature Pages to Voting Agreement]

“SHAREHOLDER”

Name:

Signature:

[Signature Pages to Voting Agreement]